SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2003

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  765-7801

Item 5.  Other Events.

Director Resignation

On March 11, 2003, Marshall & Ilsley Corporation (the “Corporation”) announced that Mr. Timothy E. Hoeksema, Chairman and Chief Executive Officer of Midwest Express Holdings, Inc. (“Midwest Express”), had resigned from the Corporation’s Board of Directors and Audit Committee.

The press release announcing Mr. Hoeksema’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Airline Industry Exposure

In previous filings with the Securities and Exchange Commission, the Corporation has reported that it has total exposure, including lease obligations, to an airline company totaling approximately $32.4 million at December 31, 2002.  The borrower under the loan is Midwest Express and the lessee under the lease obligations is Midwest Express Airlines, Inc., the principal subsidiary of Midwest Express.  The credit arrangements include lease obligations of approximately $24 million and a secured loan of approximately $8.4 million.

On March 7, 2003, Midwest Express announced that it would “temporarily suspend” through June 7, 2003, lease and debt payments for certain aircraft, including the five aircraft leased to Midwest Express Airlines, Inc. by a subsidiary of the Corporation.  Midwest Express stated that it was seeking to “negotiate a restructuring” of the terms and conditions of the leases.

As of March 11, 2003, the Corporation is not able to determine the ultimate amount of loss that may occur from the recent actions taken by Midwest Express.  However, in determining the adequacy of its allowance for loan and lease losses at December 31, 2002, the Corporation took into consideration these credit arrangements, as well as its other exposures to the airline and travel industries.

Excluding the Midwest Express credit arrangements, the Corporation’s non-performing loans and leases are expected to remain at the high end of the previously reported 80-90 basis point range experienced over the last two years and charge-offs are expected to continue in the 15-25 basis point range.

At December 31, 2002, excluding Midwest Express, the Corporation had approximately $20 million of exposure to the airline industry, with no single credit exceeding $5 million.  As of February 28, 2003, all other loans to the airline industry were performing.

The Corporation believes that any adjustments to the carrying value of the Midwest Express credit arrangements will not result in a material adverse impact on the Corporation’s financial results.  First quarter earnings are scheduled to be released on Friday, April 11.

This Form 8-K contains forward-looking statements concerning the Corporation’s future operations and financial results, including (i) the expected level of non-performing loans, leases and charge-offs, and (ii) the expected impact of the events described herein on the Corporation’s financial results.  Such statements are subject to important factors that could cause the Corporation’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) the factors identified in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002 under the heading “Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in the Corporation’s SEC filings.

Item 7.  Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 11, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2003	MARSHALL & ILSLEY CORPORATION

By:/s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 11, 2003